Exhibit 99.1

Contact:

Kearstin Patterson

Corporate Communications

615-236-4419 (office)

615-517-6112 (mobile)

kpatterson@biomimetics.com

BioMimetic Therapeutics, Inc. Continues to Enhance Patent Portfolio

- Canadian protection for orthopedic product candidates until 2025 -

Franklin, Tenn. – December 16, 2010 - BioMimetic Therapeutics, Inc. (NASDAQ: BMTI) announced today the Canadian Intellectual Property Office (CIPO) has allowed patent application No. 2,583,823 titled “Platelet Derived Growth Factor (PDGF) Compositions and Methods of Use Thereof”.  The new patent will remain in force until October 2025, during which time it will prohibit the marketing of similar or generic versions of the Company’s Augment™ orthopedic product line and certain other rhPDGF-BB product formulations. Once granted, it will be the first patent issued to the Company providing protection in Canada and will expand its already strong patent portfolio, which also includes the U.S., most of the European Union, Australia, New Zealand, South Africa and Mexico.

The Canadian patent will contain 200 claims covering compositions and methods of using recombinant platelet derived growth factor (rhPDGF-BB) combined with various matrix materials having defined characteristics.  This patent will provide protection in Canada for the Company’s novel recombinant protein-device combination product candidates, including Augment™ Bone Graft and Augment™ Injectable Bone Graft.   Augment was licensed by Health Canada for use in foot and ankle fusion indications in November 2009 and is currently being marketed through an indirect sales force.  Additionally, Augment Injectable is being evaluated in a Canadian pivotal trial for the same indication.

“We are very pleased with our first notice of patent allowance covering Augment, Augment Injectable and many related formulations of our rhPDGF-BB platform technology in Canada,” said Dr. Samuel Lynch, president and CEO of BioMimetic Therapeutics. “We continue to aggressively pursue intellectual property coverage worldwide. In addition to the allowed claims in Canada, we have corresponding coverage and protection for our technology in many other major international markets, and in the U.S. The advancement of our patent portfolio comes at an optimal time, as we recently completed enrollment in a pivotal trial in Canada to evaluate Augment Injectable as a replacement for autograft and are in active discussions with Health Canada regarding the submission of the DLA required for product approval.”

Additionally, the Company was recently informed that NASDAQ Listing Qualifications determined the Company eligible for inclusion in the NASDAQ Global Select Market and that its securities will be listed on this market effective January 3, 2011. The NASDAQ Global Select Market is a market classification within the NASDAQ Stock Market® for companies that satisfy the highest initial financial and liquidity qualifications. The NASDAQ Global Select Market standards generally exceed those of all other markets and the classification is considered a mark of achievement, leadership and stature for companies. Additionally, it sends a message of high standards to investors.

About BioMimetic Therapeutics

BioMimetic Therapeutics (NASDAQ: BMTI) is a biotechnology company utilizing purified recombinant human platelet-derived growth factor (rhPDGF-BB) in combination with tissue specific matrices as its primary technology platform for promotion of tissue healing and regeneration.  rhPDGF-BB is a synthetic form of one of the body's principal agents to stimulate and direct healing and regeneration.  The mechanism of action of this platform technology suggests it may be effective in a broad array of musculoskeletal applications, including the repair of bone, ligament, tendon and cartilage. Through the commercialization of this technology, BioMimetic seeks to become the leading company in the field of orthopedic regenerative medicine.

In 2005, BioMimetic received marketing approval from the FDA for its first product, GEM 21S®, as a grafting material for bone and periodontal regeneration. Additionally, BioMimetic Therapeutics has completed and continues to sponsor clinical trials with its three lead product candidates Augment™ Bone Graft, Augment™ Injectable Bone Graft, and Augment™  Rotator Cuff Graft  in multiple orthopedic and sports medicine indications including the treatment of foot and ankle fusions, the stimulation of healing of fractures of the wrist, and the surgical treatment of rotator cuff tears.  In November 2009, BioMimetic received approval from Health Canada to begin marketing Augment Bone Graft as an alternative to the use of autograft, the current gold standard in bone grafting, in foot and ankle fusion indications in Canada. In May 2010, the Company’s Pre-Marketing Approval (PMA) application for the approval of Augment Bone Graft was filed with the FDA, and the Company anticipates approval for this product in the United States in 2011.

GEM 21S is a trademark of Luitpold Pharmaceuticals, Inc., who now owns this dental related product and markets it through its Osteohealth Company in the United States and Canada.

For further information contact Kearstin Patterson, director of corporate communications, at 615-236-4419.

Forward-looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current intent and expectations of the management of BioMimetic. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict.  There are many important factors that could cause actual results to differ materially from those indicated in the forward-looking statements.  BioMimetic’s actual results and the timing and outcome of events may differ materially from those expressed in or implied by the forward-looking statements because of risks associated with the marketing of BioMimetic’s product and product candidates, unproven preclinical and clinical development activities, regulatory oversight, and other risks detailed in BioMimetic’s filings with the Securities and Exchange Commission. Except as required by law, BioMimetic undertakes no responsibility for updating the information contained in this press release beyond the published date, whether as a result of new information, future events or otherwise, or for changes made to this document by wire services or Internet services.

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